Exhibit 99.2
Hawthorn Bancshares Announces Cash Dividend
Jefferson City, MO. — January 28, 2022 — Hawthorn Bancshares, Inc. (NASDAQ: HWBK) announced today that its Board of Directors approved a quarterly cash dividend of $0.15 per share, payable April 1, 2022 to shareholders of record at the close of business on March 15, 2022. The dividend payment is consistent with the previous quarterly rate.
About Hawthorn Bancshares
Hawthorn Bancshares, Inc., a financial-bank holding company headquartered in Jefferson City, Missouri, is the parent company of Hawthorn Bank of Jefferson City, Missouri with additional locations in the Missouri communities of Lee's Summit, Liberty, St. Louis, Springfield, Independence, Columbia, Clinton, Osceola, Warsaw, Belton, Drexel, Harrisonville, California and St. Robert, Missouri.

Contact:     Hawthorn Bancshares, Inc.
Stephen E. Guthrie
        Chief Financial Officer
        TEL: 573.761.6100 FAX: 573.761.6272
        www.HawthornBancshares.com

Statements made in this press release that suggest Hawthorn Bancshares' or management's intentions, hopes, beliefs, expectations, or predictions of the future include "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those projected in such forward-looking statements is contained from time to time in the Company's quarterly and annual reports filed with the Securities and Exchange Commission.